EXHIBIT 11.  STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                                       ON PRIMARY AND FULLY DILUTED BASES
                                       (Unaudited)

                       Eli Lilly and Company and Subsidiaries

                                     Three Months         Six Months
                                     Ended June 30,       Ended June 30,
                                     1995      1994       1995    1994
                                     ---------------------------------

                                        (Dollars in millions except
                                               per-share data)
                                           (Shares in thousands)
            PRIMARY:

            Net income                $327.1   $346.6    $720.3  $ 677.3

            Average number of common
              shares outstanding     289,284  289,259   289,173  289,336

            Add incremental shares:
                 Stock plans and
                  contingent payments  3,901    2,352     3,739   2,030
                                       -----    -----     -----   -----


            Adjusted average shares  293,185   291,611  292,912  291,366
                                     =======   =======  =======  =======

            Primary earnings per share $1.12     $1.19    $2.46   $2.32





            FULLY DILUTED:

            Net income               $327.1     $346.8   $720.3  $677.3


            Average number of common shares
              outstanding           289,284   289,259   289,173 289,336

            Add incremental shares:
                 Stock plans and contingent
                  payments            4,385     2,840     4,922   2,593
                                      -----     -----     -----   -----


            Adjusted average shares 293,669   292,099   294,095 291,929
                                    =======   =======   ======= =======

            Fully diluted earnings
              per share               $1.11     $1.19     $2.45   $2.32